UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 20, 2014

METABOLIX, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

001-33133	04-3158289
(Commission File Number)	(IRS Employer Identification No.)

21 Erie Street, Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

(617) 583-1700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 20, 2014, Metabolix, Inc. (the “Company”) completed a sale of substantially all of the assets of its wholly-owned German subsidiary, Metabolix GmbH, to AKRO-PLASTIC GmbH (“Akro”), a German manufacturer of engineering plastics compounds.

As previously announced, on September 30, 2014 the Company’s Board of Directors approved a plan to discontinue the operations of Metabolix GmbH and pursue a sale of all or part of the operations of Metabolix GmbH in connection with the continuing shift in the Company’s focus to commercializing performance additive solutions based on polyhydroxyalkanoate (“PHA”) biopolymers. The purpose of the plan is to simplify the Company’s business structure and focus the Company’s resources on the success of its core biopolymers business based on PHA performance additives.

In the sale transaction, Akro acquired the Company’s technology for MVERA B5010 and B5011 products, as well as certain inventory, certain contracts, and the MVERA trademark.  Akro will also take over Metabolix GmbH employees and office space.  The winding down of the remaining activities of Metabolix GmbH is expected to be completed by the end of 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METABOLIX, INC.

Date: October 21, 2014	By:	/s/ Joseph Shaulson
Joseph Shaulson
President & Chief Executive Officer